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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                          DAY INTERNATIONAL GROUP, INC.

         FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is Day International Group, Inc.

         SECOND: The address of its registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, DE 19901. The name of its registered agent at such address is National Registered Agents, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:

A.       AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 855,000 shares consisting of:

         (1) 500,000 shares of a class of Cumulative Preference Stock, par value $.01 per share (the "Cumulative Preference Stock"); and

         (2) 105,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"); and

         (3) 200,000 shares of Class A Voting Common Stock, par value $.01 per share (the "Class A Common Stock"); and

         (4) 50,000 shares of Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock").

The number of authorized shares of the class of Cumulative Preference Stock may be increased or decreased, but not below the number of shares thereof outstanding, by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of subsection (b)(2) of Section 242 of the General Corporation Law of State of Delaware.

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         a.       Common Stock

                  1. The rights, preferences, privileges and restrictions of the Class A Common Stock and the Class B Common Stock shall be equal and identical in all respects except as provided in Section a.3 below and except to the extent otherwise required by law, the holders of shares of the Class A Common Stock shall have the exclusive voting rights and power of the Common Stock, and the holders of shares of the Class B Common Stock shall not be entitled to vote upon the election of directors or upon any other matters, provided that the holders of shares of the Class B Common Stock shall be entitled to notice of, and to attend, stockholders' meetings.

                  2. Subject to all of the rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

                  3. The holders of the Class B Common Stock shall have the following conversion rights:

                           (i) Upon the occurrence of any Conversion Event (as defined herein), each holder of Class B Common Stock shall be entitled to convert into the same number of shares of Class A Common Stock any or all of the shares of such holder's Class B Common Stock being sold, distributed or otherwise disposed of or converted in connection with the occurrence of such Conversion Event. For purposes of this Section a. (a) a "Conversion Event" shall mean any transfer of shares of Class B Common Stock to any person or persons who are not affiliates of the transferor, including, without limitation, pursuant to any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 under the Securities Act of 1933 or any similar rule then in force), (b) a "person" shall mean any natural person or any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization and
                           (c) an "affiliate," with respect to any person, shall mean such person's spouse, parents, members of such person's family or such person's lineal descendants and any other person than directly, or indirectly thorough one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

                           (ii) Subject to clause (i), each conversion of shares of Class B Common Stock into shares of Class A Common Stock at the option of the holder shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time (including within a reasonable time prior to the occurrence of any Conversion Event, if necessary to effect the conversion of shares related thereto, provided, however, that the holders of such

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                           shares will not be entitled to vote on any matters to
                           be voted on by the Corporation's stockholders during such interim period, such certificates being deemed to represent only shares of Class B Common Stock for such purpose) during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that a Conversion Event has occurred or is expected to occur and that such holder desires to convert the shares, or a stated number of the shares, of such Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock (and including instructions of issuance of the Class A Common Stock to be issued upon such conversion). Each conversion at the option of the holder shall be deemed to have been effected as of the close of business on the later of (a) the date on which the Conversion Event has occurred and
                           (b) the date on which such certificate or certificates have been surrendered and such notice has been received, and at such later time the rights of the holder of the converted Class B Common Stock, as a holder of Class B Common Stock, shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Promptly after the Conversion Event has occurred and the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (x) the certificate or certificates for the shares of Class A Common Stock issuable upon such conversion and (y) a certificate representing any shares of Class B Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. If any shares of Class B Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually sold, distributed or otherwise disposed of so that a Conversion Event does not actually occur, such shares of Class A Common Stock shall be automatically converted back into the same number of shares of Class B Common Stock.

                           (iii) The issuance of certificates upon conversion will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion, except that the holder of any such shares shall be responsible for the payment of all applicable transfer taxes if the shares of Class A Common Stock are issued in the name of a person or persons other than such holder.

                           (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issuance upon the conversion of the Class B Common Stock

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                           such number of shares of Class A Common Stock
                           issuable upon the conversion of all outstanding shares of Class B Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges (other than as created by or through the holder thereof). The Corporation shall take all such actions as it deems necessary or appropriate to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed.

                           (v) Except as provided in the last sentence of the first paragraph of clause (ii), shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and cancelled and shall not be reissued.

         b.       PREFERRED STOCK

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In the event that the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

         c.       CUMULATIVE PREFERENCE STOCK

         Shares of Cumulative Preference Stock may be issued from time to time in one or more series. Unless consented to by the affirmative vote of the holders of a majority of the Preferred Stock, Cumulative Preference Stock shall, in respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank junior to the Preferred Stock. In all other respects, the Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Cumulative Preference Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series the outstanding) the number of shares of any series subsequent to the issue of shares of that series the outstanding. In the event that the number of any shares is so decreased, the shares constituting such
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         reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

         FIFTH: The name and mailing address of the incorporator is as follows:

                  NAME           ADDRESS
                  Jill Henderson c/o Kirkland & Ellis
                                 655 Fifteenth Street, N.W.
                                 Suite 1200
                                 Washington, D.C. 20005

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby authorized to adopt, amend or repeal the bylaws of the Corporation.

         EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

         NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 191 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

         TENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware including, without limitation, Section 102(b)(7)), as amended from time to time, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article TENTH or adoption of any provision of the Certificate of Incorporation inconsistent with this Article TENTH shall have prospective effect only and shall not adversely affect the liability of a

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director of the Corporation with respect to any act or omission occurring at or before the time of such repeal, amendment or adoption of an inconsistent provision.

         ELEVENTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation,
Section 145 thereof), as amended from time to time, indemnify any promoter or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided in this Article ELEVENTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be promoter or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

         TWELFTH: The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

         THIRTEENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporator hereinafter named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly, have hereunto set my hand on this 5th day of April, 1995.

                                               /s/ Jill Henderson
                                               ---------------------------------
                                               Jill Henderson, Sole Incorporator